UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13 , 2009

ASSOCIATED ESTATES REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-12486

Ohio	34-1747603
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1 AEC PARKWAY, RICHMOND HEIGHTS, OHIO 44143-1467
(Address of principal executive offices)

(216) 261-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 13, 2009, the Executive Compensation Committee (the “Committee”) of the Board of Directors of Associated Estates Realty Corporation (the “Company”) acted on the following matters with respect to the Company’s executive compensation program for 2009:

a)         2009 Annual Incentive Plan:

The Committee established the terms of the Company's annual incentive plan for fiscal year 2009.  Incentive opportunities have been established for the following executive officers at threshold, target, and maximum levels and are expressed as a percentage of base salary.  Threshold, target and maximum bonus opportunities for such executive officers are as follows:  Jeffrey I. Friedman, Chairman of the Board and Chief Executive Officer - 65%, 130% and 195%; John Shannon, Senior Vice President of Operations - 40%, 80% and 120%; Lou Fatica, Vice President, Treasurer, and Chief Financial Officer - 30%, 60% and 90%; and Martin Fishman, Vice President and General Counsel - 25%, 50% and 75%.

The amount of incentive compensation earned by each officer will be determined at the discretion of the Committee.  The Committee will base its determination on one or more of the following measures of corporate performance:  same property net operating income; occupancy; operating margins; fixed charge coverage; interest coverage; total shareholder return (actual and relative); financing activity; performance against budget; execution of strategic objectives; leverage ratio; funds available for distribution and adjusted funds from operations.  The Committee will review the Company’s earnings results each quarter and assess management’s performance.  No specific targets or weightings amongst the aforementioned performance metrics have been established.

Incentive compensation, if earned, will be paid in cash.  Awards will be approved by the Committee following an assessment of corporate and individual performance and the approval by the Company's Audit Committee of the 2009 financial statements.

b)         Single Year Component of the 2007-09 Long Term Incentive Plan:

In 2007, the Committee adopted a multi-year Long Term Incentive Plan (“LTIP”) that is intended to reward long-term performance and foster retention of executive officers.  The LTIP has a multi-year component, which was established in 2007, and single year component.  For the 2009 single year component, the Committee established threshold, target and maximum award opportunities, expressed as a percentage of base salary, for each of the executive officers as follows:  Jeffrey I. Friedman, Chairman of the Board and Chief Executive Officer - 55%, 110% and 165%; John Shannon, Senior Vice President of Operations – 40%, 80% and 120%; Lou Fatica, Vice President, Treasurer, and Chief Financial Officer – 30%, 60% and 90%;  and Martin Fishman, Vice President and General Counsel – 15%, 30% and 45%.

Amounts awarded will be at the discretion of the Committee based on an assessment of corporate performance as measured by the same criteria listed above for the annual incentive plan.  The amount earned, if any, will be delivered by a grant of restricted shares.  One-third of the issued shares will vest immediately upon the date of the grant and the remaining two-thirds will vest in equal, annual installments on the anniversary of the date of the grant.  Restricted shares, if issued, require continued service with the Company in order to vest.  Restricted shares have voting rights and dividends on unvested shares will be paid to the executives during the restricted period.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED ESTATES REALTY CORPORATION

/s/ Lou Fatica
Lou Fatica, Vice President
January 14, 2009	Chief Financial Officer and Treasurer

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